Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of August 7, 2022, by and between Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), and RJB Partners LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Registration Rights Agreement (as defined below).

WHEREAS, the Company and the Purchaser are party to that certain Amended and Restated Registration Rights Agreement, dated as of April 29, 2022, by and between the Company and the Purchaser (as amended, the “Registration Rights Agreement”); and

WHEREAS, the parties hereto mutually desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Recitals of the Registration Rights Agreement. The third WHEREAS clause of the Registration Rights Agreement is hereby amended by deleting such WHEREAS clause in its entirety and replacing it with the following:

“the Company and the Purchaser entered into that certain Purchase Agreement, dated as of April 29, 2022, as amended by that certain Amendment No 1. to Purchase Agreement, dated as of August 7, 2022 (as amended, the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Purchaser 11,666,666 shares of Class A Common Stock (the “April 2022 PIPE Shares”);”

2.Miscellaneous.

a.Unless the context otherwise requires, the term “Agreement” as used in the Registration Rights Agreement shall be deemed to refer to the Registration Rights Agreement as amended by this Amendment.

b.Except as expressly set forth herein, this Amendment shall not limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Registration Rights Agreement, and shall not alter, modify, amend or in any way affect any of the terms contained in the Registration Rights Agreement, which shall remain in full force and effect in accordance with its original terms.

c.The provisions of Section 10 of the Registration Rights Agreement shall be deemed to apply, mutatis mutandis, to this Amendment.

d.This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Amended and Restated Registration Rights Agreement as of the date first written above.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

RJB PARTNERS LLC

By:	/s/ Joseph Sanberg
Name:	Joseph Sanberg
Title:	Managing Member

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]